EXHIBIT 99.1

IEH CORPORATION FILES FORM 10-Q FOR FISCAL QUARTERS ENDED JUNE 30, 2023 AND SEPTEMBER 30, 2023

Brooklyn, NY (Nov 30, 2023) (OTC:IEHC) IEH Corporation today filed with the Securities and Exchange Commission its quarterly reports on Form 10-Q for the fiscal quarters ending June 30, 2023 and September 30, 2023.

For the quarter ended June 30, 2023, IEH had revenues of $4,679,845 as compared to $4,078,584 for the quarter ended June 30, 2022 reflecting a 14.7% increase; an operating loss of $1,334,392 for 1st quarter fiscal year 2024 as compared to an operating loss of $2,097,845 for 1st quarter fiscal year 2023; a net loss of $1,315,902 for 1st quarter fiscal year 2024 as compared to a net loss of 2,903,776 for 1st quarter fiscal year 2023; and a basic loss per share of $.56 for 1st quarter fiscal year 2024 as compared to a basic loss per share of $1.23 for first quarter fiscal year 2023.

For the quarter ended September 30, 2023, IEH had revenues of $4,810,988 as compared to $4,193,646 for the quarter ended September 30, 2022 reflecting a 14.7% increase; an operating loss of $1,120,435 for 2nd quarter fiscal year 2024 as compared to an operating loss of $1,503,719 for 2nd quarter fiscal year 2023; a net loss of $1,100,603 for 2nd quarter of fiscal year 2024 as compared to a net loss of $1,445,342 for 2nd quarter of fiscal year 2023; and a basic loss per share of $.46 for 2nd quarter fiscal year 2024 as compared to a basic loss per share of $.61 for 2nd quarter fiscal year 2023.

Dave Offerman, President and CEO of IEH Corporation commented, “By all appreciable indicators, IEH’s financial metrics have improved in this first half of our fiscal year 2024, as compared to the same period of fiscal year 2023. Revenue has increased and our losses have narrowed. Although we are not yet approaching pre-COVID levels of revenue and net income, these most recent results demonstrate that we are moving in the right direction, and with a backlog that is now 28% higher than it was at the beginning of this fiscal year, further confirm that we are on a recovery trajectory. While progress may be choppy from one quarter to the next, the long-term trend certainly points upward.

In addition, with the publishing of these reports IEH is now up-to-date in our SEC filings. Having reached this point, we look forward to engaging with the SEC to resolve the pending administrative proceeding, and with the OTC Market Group, to make the necessary application to resume trading on their Marketplace.

On behalf of the management team and staff of IEH, we again wish to express our sincere gratitude for the patience and support of our valued shareholders while we worked through this process. We look forward to sharing more positive news in the coming months and quarters.”

Cautionary Statement Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements or expectations regarding our financial condition, regarding our revenues, inventory levels, cash and backlog, the commercial space launch industry, the success of our marketing and sales efforts in the medical industry, expectations regarding governance changes, our diversification of products and markets, expectations regarding future cash requirements, revenue and revenue recovery, including for fiscal 2024, projected timelines for making our SEC filings or successfully preventing our registration from suspension or revocation and expectations regarding our efforts and ability to resolve our inventory accounting issues. These statements often include words such as “believe,” “expect,” “estimate,” “plan,” “will,” “may,” “would,” “should,” “could,” or similar expressions, although not all forward-looking statements contain such identifying words. These statements are based on certain assumptions that the Company has made on its current expectations and projections about future events. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and you should not place undue reliance on any forward-looking statements. The Company’s actual performance or results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, as they will depend on many factors about which we are unsure, including many factors beyond our control. Among other items, such factors could include: any claims, investigations or proceedings arising as a result of our past due SEC periodic reports, including changes in the proceedings related to the SEC Order; our ability to remediate our inventory accounting issue; our ability to reduce costs or increase revenue; changes in the macroeconomic environment or in the finances of our customers; changes in accounting principles, or their application or interpretation, and our ability to make accurate estimates and the assumptions underlying the estimates; our ability to attract and retain key employees and key resources; and other risk factors discussed from time to time in our filings with the SEC, including those factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, filed with the SEC on June 22, 2023, and in subsequent reports filed with or furnished to the SEC. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. Except as may be required by applicable law, we assume no obligation and do not intend to update or revise our forward-looking statements contained in this press release as a result of new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should carefully review and consider the various disclosures we make in our filings with the SEC that attempt to advise interested parties of the risks, uncertainties and other factors that may affect our business.